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                                                                    EXHIBIT 23.1

               Statement Regarding Consent of Arthur Andersen LLP

         This Form 8-K/A of Computer Network Technology Corporation includes audited financial statements of Inrange Technologies Corporation as of December 31, 2001 and 2000, together with the accompanying report of Arthur
Anderson LLP. After reasonable efforts, we have been unable to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of such financial statements and report into Computer Network Technology Corporation's Registration Statements on Form S-8 No. 333-105241, 333-105240, 333-105230,
333-98057, 333-98055, 333-98053, 333-76734, 333-76732, 333-76730, 333-44482,
333-38902, 333-88209, 333-86315, 333-80793, 333-80791, 333-59951, 333-59949,
333-59947, 333-31853, 333-31851, 33-83264, 33-83262, 33-83266, 33-68372,
33-68356, 33-48954, 33-48944, 33-41596, 33-42750, 33-28367, 33-6862 and Form S-3
No. 333-87376 (the "Registration Statements"). Therefore we have dispensed with the requirement to file Arthur Andersen LLP's consent in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of its report in the Registration Statements, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference into the Registration Statements or any omissions to state a material fact required to be stated therein.